Exhibit 99.B

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i) each of them is individually eligible to use the Schedule 13D attached hereto;

(ii) the attached Schedule 13D is filed on behalf of each of them; and

(iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated: June 29, 2004

COURT SQUARE CAPITAL LIMITED

By:	/s/ Anthony T. Mirra
	Name:	Anthony T. Mirra
	Title:	Vice President and Assistant Secretary

CITICORP BANKING CORPORATION

By:	/s/ Michael P. Humes
	Name:	Michael P. Humes
	Title:	Vice President

CITICORP

By:	/s/ Serena D. Moe
	Name:	Serena D. Moe
	Title:	Assistant Secretary

CITIGROUP HOLDINGS COMPANY

By:	/s/ Serena D. Moe
	Name:	Serena D. Moe
	Title:	Assistant Secretary

CITIGROUP INC.

By:	/s/ Serena D. Moe
	Name:	Serena D. Moe
	Title:	Assistant Secretary